CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement on Form N-4 (No. 333-71654) (the “Registration Statement”) of our report dated March 22, 2023 relating to the financial statements of Fortitude Life Insurance & Annuity Company and consent to the incorporation by reference in the Registration Statement of our report dated April 26, 2023 relating to the financial statements of each of the subaccounts of Fortitude Life Insurance & Annuity Company Variable Account B indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 19, 2023